UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 16, 2006
PERFORMANCE FOOD GROUP COMPANY

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-22192	54-0402940

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 West Creek Parkway, Richmond, Virginia	23238

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (804) 484-7700
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Ex-10.1 Amendment to Supplemental Executive Retirement Plan

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)     Amendments to Supplemental Executive Retirement Plan. On November 16, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Performance Food Group Company, a Tennessee corporation (the “Company”) recommended to the Board of Directors and on November 17, 2006 the Board of Directors approved certain amendments to the Company’s Supplemental Executive Retirement Plan (the “Plan”), which Plan is described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Following approval by the Board of Directors, the Company executed the Amendment to the Plan attached hereto as Exhibit 10.1 (the “Amendment”). The Amendment amends the Plan as follows by:
•	changing the contribution formula for contributions credited to a participant’s account for the period beginning on or after December 31, 2006 to eliminate the base contribution and enhance the performance contribution under the Plan so that (1) a 2% performance contribution would be earned for each 1% of targeted earnings before interest and taxes achieved between 95% and 100% of the targeted amount, and (2) an additional 1% contribution would be earned for each 1% of targeted earnings before interest and taxes achieved in excess of 100% of the targeted amount, up to 110%;
•	changing the vesting schedule for contributions credited for periods beginning on or after December 31, 2006 such that 50% of such contributions vest after five years of service, with the remainder vesting 10% per year for each year of service thereafter;
•	changing the timing of the payment of benefits under the Plan for participants who terminate participation or employment prior to retirement at age 65; and
•	changing the Plan to conform to changes required by Section 409A of the Internal Revenue Code of 1986, as amended.
     The description of the Amendment contained herein is qualified in its entirety by reference to the Amendment filed herewith as Exhibit 10.1, which is incorporated by reference herein.
     When it approved the Amendment, the Company’s Board of Directors also approved the Committee’s recommendation to increase the number of associates eligible to participate in the Plan by three.
     Director and Named Executive Officer Compensation Changes. On November 16, 2006, the Committee approved certain changes to the compensation to be paid to Robert C. Sledd, the Company’s Chairman of the Board. Mr. Sledd’s base salary for the fiscal year beginning January 1, 2007 will be $125,000. Mr. Sledd will no longer receive his automobile allowance, nor will he be eligible to participate in any bonus plan for the 2007 fiscal year. He will be eligible to receive any bonus earned for the one- and two-year periods ending December 30, 2006. Mr. Sledd will also remain eligible to participate in the Company’s deferred compensation plan, but will not be eligible for any Company matching contributions. Mr. Sledd, who remains a member of the Company’s Board of Directors, will be eligible to receive the same compensation for his service on the Board of Directors during the 2007 fiscal year as that received by the Company’s other outside directors.
     On November 16, 2006, the Committee also approved an increase in the compensation payable to John E. Stokely, the Company’s presiding director. The Committee increased Mr. Stokely’s annual compensation to $25,000.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

10.1	Amendment to Performance Food Group Company Supplemental Executive Retirement Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY
By:	/s/ John D. Austin
	Name:	John D. Austin
	Title:	Senior Vice President and Chief Financial Officer

Date: November 22, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Performance Food Group Company Supplemental Executive Retirement Plan